Exhibit 10.2

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (“Agreement”) is made and entered into as of the 2nd day of May, 2005, by and among Virtual Radiologic Consultants, Inc., a Delaware corporation (the “Company”), the other parties listed on the signature page of this Agreement as investors (the “Investors”) and, for purposes of Section 1 only, William Blair & Company, L.L.C. (“Blair”).

RECITALS

A. Pursuant to a Stock Purchase Agreement, dated as of May 2, 2005 (the “Purchase Agreement”), the Company agreed to sell 3,626,667 shares of its Series A Preferred Stock to the Investors.

B. The execution and delivery of this Agreement by the Company are conditions to the issuance of the shares of Series A Preferred Stock under the Purchase Agreement. Accordingly, the Company deems it necessary and advisable and in its best interests, and in the best interests of the stockholders of the Company, to enter into this Agreement.

AGREEMENT

In consideration of the mutual covenants and agreements hereinafter set forth, the parties to this Agreement agree as follows:

1. Registration Provisions.

1.1 Definitions. For the purposes of this Section 1 and other Sections of this Agreement, the following words shall have the meanings set forth below:

(a) “Blair Warrant” means the warrant to purchase up to 72,533 shares of Common Stock issued to Blair on the date hereof.

(b) “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Common Stock” means the Company’s Common Stock $0.001 par value per share.

(d) “Company’s Notice” shall have the meaning set forth in Section 1.2 hereof.

(e) “Initiating Holders” means the holders of Registrable Stock initially requesting registration of Registrable Stock pursuant to Section 1.2 of this Agreement.

(f) “Investors’ Notice” shall have the meaning set forth in Section 1.4 hereof.

(g) “Long-Form Registration Statement” means a registration statement on Form S-l or Form S-2, or any similar form of registration statement adopted by the Commission from and after the date hereof.

(h) “Major Series A Investor(s)” means each of the Major Series A Investors listed on Exhibit A hereto.

(i) “Prospective Sellers” shall have the meaning set forth in Section 1.7(a)(ii) hereof.

(j) “Preferred Stock” shall mean all shares of Series A Preferred Stock of the Company as are outstanding from time to time.

(k) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

(l) “Registrable Stock” means (i) any Common Stock issued or issuable upon conversion of the Preferred Stock held by any of the Investors (the “Conversion Shares”); (ii) any Common Stock issued or issuable with respect to the Conversion Shares by reason of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, (iii) any Common Stock issued or issuable upon the exercise of the Blair Warrant (the “Warrant Shares”); (iv) any Common Stock issued or issuable with respect to the Warrant Shares by reason of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (v) any other shares of Common Stock now held or hereafter acquired by persons holding the securities described in clauses (i) through (iv) above. A person shall be deemed to be a holder of Registrable Stock when such person has a right to acquire such Registrable Stock (by conversion or otherwise) regardless of whether such acquisition has actually been effected. Each share of Registrable Stock shall continue to be Registrable Stock in the hands of each subsequent holder thereof; provided that each share of Registrable Stock shall cease to be Registrable Stock when (x) transferred to any person who is not affiliated with a holder in accordance with a registered public offering or in accordance with Rule 144 promulgated by the Commission under the Securities Act or (y) when the holder thereof may transfer all of such holder’s Registrable Stock pursuant to Rule 144(k) or any successor provision. For the purposes of this Agreement, the officers, directors and stockholders, in the case of a corporation, and the partners, in the case of a partnership, of a holder, without limitation, shall be deemed to be affiliated with such holder.

(m) “Requesting Holders” shall have the meaning set forth in Section 1.2 hereof.

(n) “Securities Act” means the Securities Act of 1933, as from time to time amended.

(o) “Short-Form Registration Statement” means a registration statement on Form S-3 or any similar form of registration statement adopted by the Commission from and after the date hereof.

(p) Other Terms. Unless the context otherwise requires, all capitalized terms not defined in this Agreement shall have the respective meanings accorded to them in the Purchase Agreement.

1.2 Required Registrations.

(a) If, at any time after the earlier to occur of May 2, 2010 or six (6) months after the effective date of the first registration statement filed by the Company covering an offering of the Company’s securities (other than a registration statement relating to the sale of securities pursuant to a Company stock option, stock purchase or similar plan), holders of at least 50% of the Registrable Stock then outstanding propose to dispose of, pursuant to a Long-Form Registration Statement, Registrable Stock at an aggregate price to the public of not less than $2,500,000, then such holders may request the Company in writing to effect such registration, stating the form of registration statement under the Securities Act to be used (subject to the Company qualifying for its use), the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares.

(b) If at any time at which the Company is entitled to file a registration statement on a Short-Form Registration Statement, holders of at least 50% of the Registrable Stock then outstanding propose to dispose of shares of Registrable Stock which such holders in their good faith discretion determine would have an anticipated aggregate offering price of at least $500,000 pursuant to a Short-Form Registration Statement, then such holders may request the Company in writing to effect such registration, stating the form of registration statement under the Securities Act to be used, the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares.

(c) Upon receipt of the request of the Initiating Holders pursuant to Section 1.2(a) or 1.2(b) above, the Company shall give prompt written notice thereof to all other holders of Registrable Stock. Subject to the provisions of Section 1.3 below, the Company shall use its best efforts to cause a registration statement to be declared effective promptly under the Securities Act relating to those shares of Registrable Stock specified in the requests of the Initiating Holders and the requests (stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares) of other holders of shares of Registrable Stock (“Requesting Holders”) given within 30 days after receipt of such notice from the Company.

1.3 Limitations on Required Registration.

(a) The Company shall not be required to prepare and file more than two (2) Long-Form Registration Statements, which actually become or are declared effective, at the request of holders of Registrable Stock pursuant to Section 1.2(a) hereof; provided, that if the holders of Registrable Stock who demand registration under Section 1.2(a) hereof (including the Initiating Holders and the Requesting Holders) are unable to register and sell at least 50% of the Registrable Stock requested to be included in any such registration, then the number of registrations which may be requested by the holders of Registrable Stock under Section 1.2(a) of this Agreement shall be increased by one for each such registration; provided, further, that if the Initiating Holders have voluntarily requested that a registration pursuant to Section 1.2 be withdrawn, such registration will count as one of the required registrations under Section 1.2 unless the Initiating Holders reimburse the Company for all costs and expenses incurred by the Company in connection with the withdrawn registration statement (except if the withdrawal is due to material adverse information relating to the condition or business of the Company or any of its subsidiaries which is not known to the Initiating Holders at the time of delivery of the request pursuant to Section 1.2 hereof, in which case the Initiating Holders will not be required to reimburse the Company and the registration statement will not count as a registration pursuant to Section 1.2). Nothing contained herein, however, shall limit the Company’s obligation from time to time to prepare and file a Short-Form Registration Statement requested by holders of Registrable Stock pursuant to Section 1.2(b) hereof; provided the Company shall not be required to prepare and file more than one Short-Form Registration Statement requested by holders of Registrable Stock pursuant to Section 1.2(b) hereof in any six-month period.

(b) Only Common Stock may be included in a registration, and, whenever a registration requested by the holders of Registrable Stock is for a firmly underwritten offering, if the managing underwriters determine that the number of shares of Common Stock so included which are to be sold by the holders of Registrable Stock is limited due to market conditions, the holders (including both the Initiating Holders and the Requesting Holders) of Registrable Stock proposing to sell their shares in such underwriting and registration shall share pro rata in the available portion of the registration in question, such sharing to be based upon the number of shares of Registrable Stock then held by such holders, respectively. If any holder of Registrable Stock disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Stock so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Stock a greater number of shares of Registrable Stock held by other holders of Registrable Stock may be included in such registration (up to the maximum of any limitation imposed by the Initiating Holders), then the Company shall offer to all holders of Registrable Stock who have included Registrable Stock in the registration the right to include additional Registrable Stock in the same proportion used in determining the limitation imposed by the provisions of this Section 1.3(b).

(c) The Company shall not be required to prepare and file a registration statement pursuant to Section 1.2 hereof which would become effective within 180 days following the effective date of a registration statement filed by the Company with the Commission pertaining to an underwritten public offering of securities for cash for the account of the Company if the Initiating Holders’ request for registration is received by the Company subsequent to such time as the Company in good faith gives written notice to the holders of Registrable Stock that the Company is commencing to prepare a Company-initiated registration statement and the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

(d) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders pursuant to this Section 1.3 a certificate signed by a duly authorized officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing, once in any twelve-month period, for a period of not more than ninety (90) days (or sixty (60) days in the case of a Short-Form Registration Statement) after receipt of the request of the Initiating Holders.

1.4 Incidental Registration. If the Company at any time proposes to register any of its securities for sale for its own account or for the account of any other Person (other than a registration statement relating to the sale of securities pursuant to a Company stock option, stock purchase or similar plan, a registration requested pursuant to Section 1.2 hereof or a registration statement relating exclusively to the sale or exchange of non-convertible debt securities) it shall each such time give written notice (the “Company’s Notice”), at its expense, to all holders of Registrable Stock of its intention to do so at least fifteen (15) days prior to the filing of a registration statement with respect to such registration with the Commission. If any holder of Registrable Stock desires to dispose of all or part of its Registrable Stock, it may request registration thereof in connection with the Company’s registration by delivering to the Company, within fifteen (15) days after receipt of the Company’s Notice, written notice of such request (the “Investors’ Notice”) stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares by such holder or holders. The Company shall use its best efforts to cause all shares of Registrable Stock specified in the Investors’ Notice to be registered under the Securities Act so as to permit the sale or other disposition (in accordance with the intended methods thereof as aforesaid) by such holder or holders of the shares so registered, subject, however, to the limitations set forth in Section 1.5 hereof.

1.5 Limitations on Incidental Registration.

(a) If the registration of which the Company gives notice pursuant to Section 1.4 above is for the purpose of permitting a disposition of securities by the Company pursuant to a firm commitment underwritten offering, the notice shall so state, and the Company shall have the right to limit the aggregate size of the offering or the number of shares to be included therein by stockholders of the Company if requested to do so in good faith by the managing underwriter of the offering and only securities which are to be included in the underwriting may be included in the registration. The Company shall have the right to terminate or withdraw any registration initiated by it under Section 1.4 above prior to the effectiveness of such registration.

(b) Whenever the number of shares which may be registered pursuant to Section 1.4 is limited by the provisions of Section 1.5(a) above, the holders of Registrable Stock shall have priority as to sales over the other holders of the Company’s securities and the Company shall cause such other holders to withdraw from such registration to the extent necessary to allow all requesting holders of Registrable Stock to include all of the shares so requested to be included within such registration. Whenever the number of shares which may be registered pursuant to Section 1.4 is still limited by the provisions of Sections 1.5(a) above, after the withdrawal of the other holders of the Company’s securities, the Company shall have priority as to sales over the holders of Registrable Stock and each holder hereby agrees that it shall withdraw its securities from such registration to the extent necessary to allow the Company to include all the shares which the Company desires to sell for its own account to be included within such registration; provided, that, except with respect to the first Long-Form Registration Statement effected by the Company on its own initiative, no holder shall be required to withdraw more than 66% of the Registrable Stock which it requested to be included pursuant to Sections 1.4 above. The holders of Registrable Stock given rights by Section 1.4 above shall share pro rata in the available portion of the registration in question, such sharing to be based upon the number of shares of Registrable Stock then held by each of such holders, respectively.

1.6 Designation of Underwriter. In the case of any registration initiated by the holders of Registrable Stock pursuant to the provisions of Section 1.2 hereof which is proposed to be effected pursuant to a firm commitment underwriting, the Initiating Holders shall have the right to designate the managing underwriter, subject to the approval of the Company, which shall not be unreasonably conditioned, delayed or withheld, and all holders of Registrable Stock participating in the registration shall sell their shares only pursuant to such underwriting. In the case of any registration initiated by the Company, the Company shall have the sole right to designate the underwriters and all holders of Registrable Stock participating in the registration shall sell their shares only pursuant to such underwriting.

1.7 Registration Procedures.

(a) If and when the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of shares of Registrable Stock, the Company shall:

(i) prepare and file with the Commission a registration statement (the form and substance of which shall be subject to the approval of the holders of a majority of the Registrable Stock to be included in such registration, which shall not be unreasonably conditioned, delayed or withheld) with respect to such shares and use its best efforts to cause such registration statement to become and remain effective as provided herein;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the holder or holders of Registrable Stock who have requested that any of their shares be sold or otherwise disposed of in connection with the registration (the “Prospective Sellers”);

(iii) furnish to each Prospective Seller such number of copies of each prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents, as the Prospective Seller may reasonably request in order to facilitate the public sale or other disposition of the shares owned by it;

(iv) use its best efforts to register or qualify the shares covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdictions as each Prospective Seller shall reasonably request to enable such seller to consummate the public sale or other disposition of the shares owned by such seller; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, file a general consent to service of process, subject itself to taxation or register as a broker or dealer in any such jurisdictions;

(v) furnish to each Prospective Seller, at the request of such Prospective Seller, a signed counterpart, addressed to the Prospective Sellers and their underwriters, if any, of an opinion of counsel for the Company, dated the effective date of the registration statement; covering substantially the same matters with respect to the registration statement (and the prospectus included therein), as are customarily covered (at the time of such registration) in the opinions of issuers’ counsel in connection with underwritten public offerings of securities;

(vi) in the case of an underwritten public offering, use its reasonable best efforts to furnish, at the request of a Prospective Seller, a signed counterpart, addressed to the underwriters and to the extent reasonably practicable, to the Prospective Sellers, a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement; covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and with respect to the events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in accountants’ letters delivered to the underwriters in connection with underwritten public offerings of securities;

(vii) cause all such Registrable Stock to be listed on each securities exchange or trading system on which similar securities issued by the Company are then listed;

(viii) provide a transfer agent and registrar for all such Registrable Stock not later than the effective date of such registration statement;

(ix) enter into such customary agreements (including an underwriting agreement) and take all such other customary actions as the holders of a majority of the Registrable Stock being sold reasonably request in order to expedite or facilitate the disposition of such Registrable Stock; and

(x) upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, make available for inspection, at reasonable times and in a reasonable manner, by any Prospective Seller, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the preparation of such registration statement.

(b) Each Prospective Seller of Registrable Stock, shall, as a condition to inclusion of such Registrable Stock in any registration, furnish to the Company such information as the Company may reasonably require from the Prospective Seller for inclusion in the registration statement (and the prospectus included therein).

(c) The Prospective Sellers shall not (until further notice) effect sales of the shares covered by the registration statement after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus.

1.8 Expenses of Registration. All expenses incurred in effecting any registration requested pursuant to Section 1.2 or 1.4 hereof, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for the holders of Registrable Stock, expenses of any audits incidental to or required by any such registration, and expenses of all marketing and promotional efforts requested by the managing underwriter (“Registration Expenses”) shall be borne by the Company, provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters’ commissions or discounts attributable to the Registrable Stock.

1.9 Indemnification.

(a) In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless, each holder requesting or joining in a registration of such securities, each underwriter (as defined in the Securities Act) and each controlling person of any holder or underwriter, if any, (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which such holder, underwriter or controlling person may be subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act or any Blue Sky law, or any rule or regulation promulgated under the Securities Act or any Blue Sky law, or any other law, applicable to the Company in connection with any such registration, qualification or compliance, and shall reimburse each such holder, underwriter or controlling person for any legal or other expenses reasonably incurred by such holder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any holder, underwriter or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made in such registration statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto, or any other document, in reliance upon and in conformity with written information furnished to the Company by such holder, underwriter or controlling person, respectively, specifically for use therein; provided further, however, that the indemnity agreement in this Section 1.9(a) shall not apply to amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such holder, underwriter or controlling person, and shall survive transfer of such securities by such holder.

(b) Indemnification by Selling Holder of Registrable Stock. In the event of any registration of any of its securities under the Securities Act pursuant to this Agreement in which a holder of Registrable Stock is participating, each such holder shall indemnify and hold harmless the Company, each underwriter (as defined in the Securities Act) and each controlling person of the Company or underwriter, if any, (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Company, underwriter or controlling person may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such holder specifically for use in connection with such registration and each such holder shall reimburse the Company and each underwriter or controlling person for any legal or other expenses reasonably incurred by the Company, such underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement in this Section 1.9(b) shall not apply to amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the consent of such holders (which consent shall not be unreasonably withheld) and in no event shall any indemnity under this Section 1.9(b) exceed the net proceeds from the offering received by such holder. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such holder, underwriter or controlling person, and shall survive transfer of such securities by such holder.

(c) If the Indemnification provided for in subsection (a) or (b) above is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the Company or the selling holder of Registrable Stock, as the case may be, in lieu of indemnifying such indemnified party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the Company or the selling holder of Registrable Stock, as the case may be, on the one hand and of the indemnified parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company or the holder of Registrable Stock, as the case may be, and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the holder of Registrable Stock, as the case may be, or by the indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the holders of Registrable Stock agree that it would not be just and equitable if contribution pursuant to this Section 1.9(c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 1.9(c), no holder of Registrable Stock shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Stock sold by it exceeds the amount of any damages which such holder of Registrable Stock has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) Promptly after receipt by an indemnified party under Section 1.9(a) or 1.9(b) above of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Section or to the extent that it has not been prejudiced as a proximate result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 1.9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs or investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

1.10 Inclusion of Additional Shares in Required Registrations; Other Company Initiated Registrations. The Company shall not register securities for sale for its own account or for the account of any other Person in any registration requested by the holders of Registrable Stock pursuant to Section 1.2 hereof unless permitted to do so by the written consent of holders who hold at least 50.1% of the Registrable Stock as to which registration has been requested. The Company may not cause any other underwritten registration of securities for sale for its own account to become effective within 180 days after the effective date of any underwritten registration requested by the holders of Registrable Stock pursuant to Section 1.2(a) hereof unless permitted to do so by the written consent of holders who hold at least 50.1% of the Registrable Stock so registered. The Company may not cause any other underwritten registration of securities for sale for the account of any other Person to become effective within 180 days after the effective date of any underwritten registration requested by the holders of Registrable Stock pursuant to Section 1.2 hereof unless permitted to do so by the written consent of holders who hold at least 50.1% of the Registrable Stock so registered.

1.11 Rights Which May Be Granted to Other Persons. The Company shall not grant any Person registration rights without the consent of holders of at least 50.1% of the shares of Registrable Stock then outstanding.

1.12 Rule 144 Requirements. Immediately after the date on which a registration statement filed by the Company under the Securities Act becomes effective, the Company shall undertake to make publicly available, and available to the holders of Registrable Stock, such information as is necessary to enable the holders of Registrable Stock to make sales of Registrable Stock pursuant to Rule 144 of the Commission under the Securities Act. The

Company shall furnish to any holder of Registrable Stock, upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144.

1.13 Sale of Preferred Stock to Underwriter. Notwithstanding any provision in this Agreement to the contrary, in lieu of converting any shares of Preferred Stock prior to the filing of any registration statement filed pursuant to this Agreement, the holder of such shares may sell such shares of Preferred Stock to the underwriters of the offering being registered upon the undertaking of such underwriters to convert the Preferred Stock on or prior to the closing date of the offering. The Company agrees to cause the Common Stock issuable on the conversion of the Preferred Stock to be issued within such time period as will permit the underwriters to make and complete the distribution contemplated by the underwriting.

1.14 Holdback. If the Company files a registration statement in connection with an underwritten public offering, upon the request of the managing underwriter, a holder of Registrable Stock shall not effect any sale or distribution of any shares (except pursuant to such registration statement) of the capital stock of the Company, whether now owned or hereafter acquired, during a reasonable and customary period of time, as determined by the Board of Directors upon the advice of the underwriters, not to exceed 180 days, following the effective date of a registration statement filed under the Securities Act in connection with the initial public offering of the Company, provided that all holders of one percent (1%) or more of the Company’s outstanding Preferred Stock (on an as-converted basis) and Common Stock, and all officers, directors and key employees of the Company, to the extent that they hold Common Stock or Preferred Stock, enter into similar agreements providing for similar restrictions on sales. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Stock, Preferred Stock or Common Stock of each holder until the end of such reasonable and customary period.

2. Other Rights.

2.1 Covenants of the Company. Unless otherwise agreed to in writing by Investors holding at least 50.1% of the shares of Series A Preferred Stock then outstanding, the Company agrees as follows:

(a) Accounting; Financial Statements and Other Information; Inspection Rights. The Company covenants and agrees with the Major Series A Investors, as follows:

(i) Accounting. The Company shall maintain and cause each of its subsidiaries to maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and shall set aside on its books and cause each of its operating subsidiaries to set aside on its books, all such proper reserves as shall be required by generally accepted accounting principles.

(ii) Financial Statements and Other Information. The Company shall deliver to the Major Series A Investors, promptly after the period covered thereby, monthly (delivered within 30 days of the end of each month), quarterly (delivered within 45 days of the end of each quarter) and annual financial statements (delivered within 90 days of the end of each year), prepared in accordance with generally accepted accounting principles; the annual financial statements shall be audited by an independent certified public accounting firm approved by the Company’s Board of Directors. The monthly and quarterly financial statements shall include a comparison to the prior years results as well as a comparison to the projections set forth in the annual Operating Plan (as defined in Section 2.1(a)(iii) below). The Company shall also promptly furnish to the Major Series A Investors general communications from the Company to its stockholders, directors or the public at large, reports filed with the Commission and notice of any material adverse event, condition or litigation affecting the Company.

(iii) Annual Operating Plan. The Company has prepared and delivered to the Major Series A Investors party to the Purchase Agreement financial forecasts of the Company, dated the date hereof, for the fiscal years 2005 through 2009 (the “Business Plan”), including a cash flow budget and other financial information and projections. For the fiscal year ending December 31, 2005, the Company agrees to use its best efforts to conduct its business in conformity with the Business Plan. Prior to each December 1, the Company shall prepare an Operating Plan, including a cash flow budget, for each succeeding 12 month period commencing each subsequent January 1, which shall meet the approval of a majority of the members of the Company’s Board of Directors and the written consent of holders of a majority of the then outstanding Series A Preferred Stock. The Company shall furnish to each Major Series A Investor (in person or by first-class mail) a copy of the Operating Plan at least 30 days prior to the commencement of the period covered thereby. As used herein, the term “Operating Plan” shall mean a document analyzing the current business and marketing plans of the Company and its subsidiaries for the 12 month period covered by such plan, including but not limited to a forecast of revenues and expenses, a cash flow budget and pro forma profit and loss statement for each month included in such period.

(iv) Inspection Rights. The Company shall permit any representative designated by any Major Series A Investor, at such Major Series A Investor’s expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, including its and their books of account (and to make copies thereof and to take extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers or employees, all at such reasonable times and as often as may be reasonably requested, and with representatives of the Company’s lenders; provided that (i) such rights shall be exercised in a manner so as not to materially and adversely disrupt the ordinary course of business of the Company or any of its subsidiaries, (ii) the Company shall not be obligated to provide access to any information that it deems in good faith to be proprietary or confidential unless such representative and the Major Series A Investor provide reasonable assurances in writing that it and they will maintain the confidentiality of the information, (iii) the Company shall not be obligated to provide access to any information which it reasonably believes would adversely affect the availability of the attorney-client privilege and (iv) the Company shall not be obligated to disclose any individually identifiable health information that the Company is prohibited from disclosing under any federal, state, or local law regarding the protection of health care information, or under the terms of any agreement between the Company and an entity regulated under the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164.

(b) Board of Directors.

(i) Meetings of Board of Directors. The Bylaws shall at all times provide that any two members of the Board of Directors of the Company shall have the right and power to call a meeting of the Board of Directors of the Company at the Company’s principal offices and that all meetings of the Board of Directors of the Company shall require notice thereof to all directors at least five business days’ prior to the date of such meeting for meetings conducted in person and at least two business days’ notice prior to the date of such meeting for meetings conducted by telephone.

(ii) Equal Board Treatment. The members of the Board of Directors appointed by holders of the Series A Preferred Stock shall be accorded no less favorable treatment than any other member of the Board of Directors with respect to all matters, including, without limitation, expense reimbursement, stock options or grants, benefits and access to Company information and management.

(iii) Frequency of Board Meetings. The Board of Directors of the Company shall meet at least once during each calendar quarter.

(iv) Board of Directors Observation Rights. For so long as either Mach II Limited Partnership or Mach Capital L.P. (collectively, “Mach”) is a holder of Series A Preferred Stock, the Company shall give Mach notice of, and shall permit one representative designated by Mach to attend as observer, all meetings of the Board of Directors. The Company shall distribute to Mach all materials furnished to the members of the Board in connection with any such meeting at the time such materials are furnished to members of the Board and, in connection with any written consent in lieu of such meetings, shall furnish to each such representative the materials furnished to the Board at the time such materials are furnished to the members thereof. Such representative may be recused from any meeting, and the Company may exclude Mach from access to any materials, if in the opinion of the Company’s counsel such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons.

(c) Meeting of Stockholders. The Company’s by-laws shall provide that holders of 51% of the outstanding Preferred Stock shall have the right and power to call a meeting of the stockholders of the Company upon at least 10 days’ notice, or such other minimum notice period required by applicable state law.

(d) Proprietary Information Agreements. The Company shall require, as a condition to employment with the Company, or continued employment with the Company, each of its officers, directors, employees and consultants to enter into Non-Disclosure and Proprietary Information and Invention Agreements in the form attached to the Purchase Agreement.

(e) Insider Transactions. The Company shall not engage in, and shall not permit any subsidiary to engage in, any transaction with any of the Company’s or any such subsidiary’s directors, officers, employees or shareholders, or any members of their immediate families or any corporation, partnership, association or other entity in which any of such persons owns 5% or more of the equity thereof, except (A) as specifically provided in this Agreement, (B) reimbursements of reasonable expenses incurred in the ordinary course of business, (C) employment contracts terminable by the Company at will without penalty upon not more than 30 days’ notice and (D) transactions with VRP.

(f) Future Issuances. The Company covenants that any future holders (other than existing holders of outstanding options to purchase Common Stock) of capital stock of the Company will be subject to obligations equivalent to those of the holders of Registrable Stock set forth in Section 1.14.

(g) Termination of Company Agreements. The provisions of Sections 2.1 (a) through 2.1(f) shall terminate upon the earliest to occur of the following:

(i) the consummation of an underwritten public offering of shares of the Company, pursuant to a registration statement on Form S-1 under the Securities Act, at an offering price (prior to underwriting commissions and expenses) of not less than $13.125 per share (as adjusted for any stock dividends, combinations or splits) and the aggregate proceeds to the Company of which exceed $40,000,000 (a “Qualified Public Offering”);

(ii) the liquidation or dissolution of the Company;

(iii) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; or

(iv) there are no longer any shares of Series A Preferred Stock outstanding.

3. Miscellaneous.

3.1 Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, mailed by certified mail,

return receipt requested, sent by overnight courier service or telecopied, telegraphed or telexed (transmission confirmed) or otherwise actually delivered:

(a) if to any holder, at the address and telephone numbers set forth in the records of the Company, or at such other address and telephone numbers as such holder may specify in written notice to the Company;

(b) if to the Company, at 5995 Opus Parkway, Suite 200, Minneapolis, MN 55343, Attn: Chief Executive Officer, with a copy to the General Counsel, or at such other address as may have been furnished by the Company in writing to the other parties.

3.2 Severability and Governing Law. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement. This Agreement is made and entered into in the State of Delaware and the laws of said state shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations hereunder without regard to its principles of conflict of laws.

3.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

3.4 Captions and Section Headings. Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

3.5 Singular and Plural, Etc. Whenever the singular number is used herein and where required by the context, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

3.6 Costs and Attorneys’ Fees. In the event that any action, suit, or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party’s costs, and attorneys’ fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom. As used herein, “attorneys’ fees” shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

3.7 Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Stock then in existence; provided, however, that no such amendment or waiver shall affect the provisions of this Section 3.7 and no such waiver shall extend to or affect any other obligation not expressly waived. The Company agrees to pay, and save holders harmless against the liability for payment of (i) reasonable fees and expenses of counsel incurred with respect to any amendments or waivers (whether or not they become effective) under or in respect of the Company’s charter, bylaws, or this Agreement or any of the Other Agreements, and (ii) in the event of breach or default of the Company’s obligations to holders under the Company’s charter, bylaws, or this Agreement or any of the other Agreements, fees and expenses incurred in respect of the enforcement of the rights granted under any of the foregoing.

3.8 Successors and Assigns. All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

3.9 Specific Performance. The parties hereto agree that the capital stock of the Company cannot be purchased or sold in the open market and that, for these reasons, among others, the parties will be irreparably damaged in the event that this Agreement is not specifically enforceable. Accordingly, in the event of any controversy concerning the capital stock which is the subject of this Agreement, or any right or obligation to register such securities, such right or obligation shall be enforceable in a court of equity by specific performance. The rights granted in this Section 3.9 shall be cumulative and not exclusive, and shall be in addition to any and all other rights which the parties hereto may have hereunder, at law or in equity.

3.10 Entire Agreement. This Agreement contains the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

3.11 Confidential Information. Each Investor shall keep confidential and not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any “Confidential Information” obtained from the Company pursuant to the terms of this Agreement, provided, however, that an Investor may disclose Confidential Information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company and provided that such attorneys, accountants, consultants and other professionals owe a duty of confidentiality to such Investor, (b) to any prospective investor of any Registrable Stock from such Investor as long as such prospective investor agrees in a writing delivered to the Company to be bound by the provisions of this Section 3.11, (c) to any affiliate, partner, member, stockholder or wholly owned subsidiary of such Investor in the ordinary course of business, (d) to any foreign or domestic governmental or quasi-governmental regulatory authority, including without limitation, the Federal Reserve Bank of New York, any stock exchange, the National Association of Insurance Commissioners or other self-regulatory organization having jurisdiction over such party or (e) as may otherwise be required by law, provided, that any such disclosure shall be made in compliance with any applicable federal, state or local law regarding the protection of health care information.

As used herein, the term “Confidential Information” refers to any non-public information (written or oral) concerning the assets, operations, business, records, projections and prospects of the Company. The term “Confidential Information” shall not include information which: (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.11 by such Investor), (ii) is or has been independently developed or conceived by the Investor without use of the Company’s Confidential Information, or (iii) is or has been made known or disclosed to the Investor by a third party without a breach known to the Investor of any obligation of confidentiality such third party may have to the Company.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

COMPANY

Virtual Radiologic Consultants, Inc.

/s/ Sean O. Casey
By:	Sean O. Casey, M.D.
Title:	President and Chief Executive Officer

INVESTOR RIGHTS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

INVESTORS:

GENERATION CAPITAL PARTNERS II LP

By: Generation Partners II LLC, its General Partner

By:	/s/ Mark E. Jennings
Name:	Mark E. Jennings
Title:	Managing Member

GENERATION MEMBERS’ FUND II LP

By: Generation Partners II LLC, its General Partner

By:	/s/ Mark E. Jennings
Name:	Mark E. Jennings
Title:	Managing Member

INVESTOR RIGHTS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

INVESTORS:

MACH II LIMITED PARTNERSHIP

By:	Mach Capital L.P., its general partner

	By:	Aureus Capital Partners Ltd., its general partner

		By:	/s/ Andrew Ian Wignall
			Name:	Andrew Ian Wignall
			Title:	Director

MACH CAPITAL L.P.

By:	Aureus Capital Partners Ltd., its general partner

	By:	/s/ Andrew Ian Wignall
		Name:	Andrew Ian Wignall
		Title:	Director

INVESTOR RIGHTS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

INVESTORS:

Kelly J. Martin

/s/ Kelly J. Martin

Richard P. Conklin

/s/ Richard P. Conklin

INVESTOR RIGHTS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

INVESTORS (for purposes of Section 1 only):

William Blair & Company, L.L.C.

By:	/s/ Kelly J. Martin
Name: Kelly J. Martin
Title: Principal

INVESTOR RIGHTS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

EXHIBIT A

MAJOR SERIES A INVESTORS

Generation Capital Partners II LP

Generation Members’ Fund II LP

Mach II Limited Partnership

Mach Capital L.P.

INVESTOR RIGHTS AGREEMENT

VIRTUAL RADIOLOGIC CONSULTANTS, INC.